SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


   Date of Report (Date of earliest event reported): April 28, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On April 28, 2005, the Registrant posted the following announcement on its website (www.sonexresearch.com):



                   		 LAWSUIT AGAINST SONEX TO GO TO MEDIATION


ANNAPOLIS, MARYLAND, April 28, 2005 - SONEX RESEARCH, INC. (OTC BB: SONX), a leader in the field of combustion technology, announced that an investor lawsuit which the Company had sought to be dismissed is headed for mediation.

The Complaint, filed in February 2005 in the U.S. District Court for the Eastern District of Pennsylvania by Bruce W. Majer of Plymouth Meeting, PA, Allen W. Fortna of Whitehall, PA, and the Hermitage Partnership of Philadelphia, PA (together, referred to as the "Investors"), seeks the return of $175,000 in equity investments made in Sonex during 2004 plus unspecified compensatory and punitive damages. In late March Sonex filed a Motion to Dismiss the Complaint by the Investors for failure to state a cognizable claim as a matter of law and for lack of jurisdiction over the Company's current officers. Sonex management continues to believe that, aside from failing to meet the legal requirements, most aspects of the claims in the Complaint are without merit.

In an initial scheduling conference this week, the Court declined to issue a scheduling order because of the pending Motion to Dismiss, and referred the case to a magistrate judge for early mediation to take place sometime after May 6, 2005. Mediation is a conference before a judge, who will try to get the parties to resolve the case. It is anticipated that the Court will not review the Motion to Dismiss unless the mediation process does not lead to a settlement. Accordingly, discovery on the merits of the allegations of the Complaint will be deferred.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 28, 2005

SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary